Exhibit 10.49

March 11, 2014

Dr. Robin L. Smith
930 Fifth Avenue
Suite 8H
New York, New York 10021

Dear Robin:

This letter serves as an amendment (the “Amendment”) to the employment agreement between you and NeoStem, Inc. (the “Company”) dated May 26, 2006 (as amended on each of January 26, 2007, September 27, 2007, January 9, 2008, August 29, 2008, July 29, 2009, April 4, 2011, and November 13, 2012) pursuant to which you serve as the Company’s Chairman of the Board and Chief Executive Officer (the “Agreement”). Except as set forth herein, the Agreement shall remain unchanged. Initially capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
Base Salary. As of January 1, 2014 your annual Base Salary was increased to $545,000.00 and shall remain as such through December 31, 2014.
The Company represents that this Amendment has been approved by the Company’s Compensation Committee.
If the terms of this Amendment are acceptable to you please sign where indicated below. It is understood and acknowledged that a fax signature will be considered to be valid as an original.

            Very truly yours,

            NEOSTEM, INC.

        By: /s/ Richard Berman
         Name: Richard Berman
Title: Director

Agreed to and accepted:

/s/ Robin L. Smith
________________________________
Robin L. Smith, M.D.